Exhibit 23.  Independent Auditor's Consent


We consent to the  incorporation  by reference  in  Registration  Statement  No.
33-40098 and Amendment No. 1 to Registration Statement No. 33-82530 of Interchange Financial Services Corporation of our report dated January 17, 2002, appearing in this Annual Report on Form 10-K of Interchange Financial Services Corporation for the year ended December 31, 2001.

/S/ Deloitte & Touche, LLP
--------------------------
Parsippany, New Jersey
March 28, 2002